UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2013

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

The following information and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

On August 1, 2013, AMAG Pharmaceuticals, Inc., or the Company or the Registrant, issued a press release regarding its operating results and revenues for the quarter and six-months ended June 30, 2013 and its intention to hold a conference call to discuss the Company’s financial results, commercial progress and business development initiatives. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 and a copy of the presentation slides to be used during the conference call are furnished herewith as Exhibit 99.2.

Item 8.01.  Other Events.

The purpose of the disclosure in this Item 8.01 is to provide a description of the Registrant’s common stock, par value $0.01 per share, or the Common Stock.  As permitted by guidance published by the U.S. Securities and Exchange Commission, or the Commission, this description is being provided for purposes of Commission forms that require the incorporation by reference of a description of securities contained in a registration statement filed under the Securities Exchange Act of 1934, as amended.

Description of Common Stock

The Registrant is authorized to issue up to 58,750,000 shares of Common Stock.

Holders of Common Stock are entitled to one vote per share and vote together as a single class on all matters to be voted on by the Registrant’s stockholders.  There are no cumulative voting rights in the election of directors.  The approval of corporate actions may also require the approval of the holders of any series of the Registrant’s preferred stock.

The Registrant’s Common Stock will be the only type of capital stock entitled to vote in the election and removal of directors and other matters presented to the Registrant’s stockholders from time to time, unless the Registrant issues voting preferred stock or the Registrant’s certificate of incorporation or the law requires otherwise.

The Registrant’s common stockholders will be entitled to receive dividends and distributions declared by the Registrant’s board of directors, to the extent permitted by outstanding series of preferred stock and by the Registrant’s certificate of incorporation. If a dividend is declared, it will be distributed pro rata to common stockholders on a per share basis.

If the Registrant is liquidated or dissolved, the Registrant’s common stockholders will be entitled to receive assets and funds available for distribution to common stockholders in proportion to the number of shares they hold.  The Registrant’s common stockholders may not receive any assets or funds until the Registrant’s creditors have been paid in full and the preferential or participating rights of the Registrant’s preferred stockholders, if any, have been satisfied.

Holders of Common Stock will not have any preemptive, subscription or conversion rights with respect to shares of Common Stock. The Registrant may issue additional shares of Common Stock, if authorized by its board of directors, without the common stockholders’ approval, unless required by Delaware law or a stock exchange on which the Registrant’s securities are traded.  The issuance of additional shares could have the effect of diluting any earnings per share and the book value per share of outstanding shares of Common Stock.  If the Registrant receives the appropriate payment, shares of Common Stock that the Registrant issues will be fully paid and nonassessable.

The foregoing description is a summary of the terms of the Common Stock and is qualified in its entirety by the provisions of the Registrant’s certificate of incorporation and bylaws, which have been filed with the Commission as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and Exhibit 3.1. to the Registrant’s Current Report on Form 8-K filed November 28, 2008, respectively.  A description of the Registrant’s Preferred Share Purchase Rights can be found under Item 3.03 of the Registrant’s Current Report on Form 8-K filed September 4, 2009.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby furnishes the following exhibits:

99.1                                                Press Release dated August 1, 2013.

99.2                                                Copy of presentation slides of the Company during August 1, 2013 conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Scott B. Townsend
General Counsel and Senior Vice President of Legal Affairs

Date: August 1, 2013

EXHIBIT INDEX

Exhibit Number

99.1	Press Release dated August 1, 2013.
99.2	Copy of presentation slides of the Company during August 1, 2013 conference call.